EXHIBIT 10.24


                           BOISE CASCADE CORPORATION
                        KEY EXECUTIVE PERFORMANCE PLAN

I.    1999 PAYOUT CRITERIA


                        PAYOUT AS A PERCENT OF SALARY

   FINANCIAL
  IMPROVEMENT                      CEO               SVP            VP
 ______________                  ______            ______          _____
 ($163,208,889)                    0.0%              0.0%           0.0%
 ($150,000,000)                    1.5%              1.2%           0.9%
  $150,000,000                   106.5%             83.7%          60.9%
  $324,054,000                   126.8%             99.7%          72.5%
  $324,054,001                   138.5%            108.8%          79.2%
  $424,054,000                   150.2%            118.0%          85.8%

o For Financial Improvement in excess of $424.1 million, the payout increases proportionally to the increase from $324.1 million to $424.1 million.

o The payout is interpolated on a straight line for Financial Improvement not shown in the table.

o Financial Improvement is measured by calculating the company's economic value added.

Economic Value Added   =   Net Operating Profit Before Tax - Capital Charge

Net Operating Profit
Before Tax (NOPBT)*    =   Income from operating assets
                           + Imputed interest of capitalized lease obligations
                           + Increase (decrease) in LIFO reserve
                           - Amortization of restructuring losses

* Unusual nonrecurring and nonoperating income or expense items do not affect NOPBT

Capital Charge         =   Capital x 16%

Capital**              =   Operating Capital
                           + Imputed capital value of lease obligations
                           + Total LIFO reserve account
                           - Gain from the sale of assets
                           + Unamortized restructuring losses

** Nonrecurring and nonoperating losses do not affect Operating Capital. There may be adjustments to Operating Capital for strategic investments while they are under construction and up to two additional years subject to approval by the Executive Compensation Committee of the Board.

II.   ALTERNATIVE PAYOUT

An Alternative Payout shall be calculated as follows: the actual percentage payouts earned for the 1999 plan year under the company's Paper Division Incentive Plan, Packaging Division Incentive Plan, Timber and Wood Products Division Incentive Plan, BMDD Incentive Plan, BCOP Incentive Plan, and Trucking Division Incentive Plan shall be averaged (weighted according to the total capital of each respective division). This average payout shall then be multiplied by the ratio each officer's target payout bears to the target payout of key executives in such plans (e.g., VP ratio = 40/24; SVP ratio = 55/24; CEO ratio = 70/24) to arrive at the Alternative Payout percentage. The Alternative Payout may be reduced by the Executive Compensation Committee, in its sole discretion, to any percentage amount (including zero).

Payout under the Plan will be the greater of (1) payout determined under criteria based on economic value added or (2) the Alternative Payout.


                           BOISE CASCADE CORPORATION
                        KEY EXECUTIVE PERFORMANCE PLAN

I.    2000 PAYOUT CRITERIA

                        PAYOUT AS A PERCENT OF SALARY

   FINANCIAL
  IMPROVEMENT                      CEO               SVP            VP
  ___________                    ______            ______         ______

 ($158,806,000)                    0.0%              0.0%           0.0%
 ($150,000,000)                    1.0%              0.8%           0.6%
  $150,000,000                   106.0%             83.3%          60.6%
  $216,839,000                   113.8%             89.4%          65.0%
  $216,839,001                   125.5%             98.6%          71.7%
  $316,839,000                   137.2%            107.8%          78.4%

o For Financial Improvement in excess of $316.8 million, the payout increases proportionally to the increase from $216.8 million to $316.8 million.

o The payout is interpolated on a straight line for Financial Improvement not shown in the table.

o Financial Improvement is measured by calculating the company's economic value added.

Economic Value Added   =   Net Operating Profit Before Tax - Capital Charge

Net Operating Profit
Before Tax (NOPBT)*    =   Income from operating assets
                           + Imputed interest of capitalized lease obligations
                           + Increase (decrease) in LIFO reserve
                           - Amortization of restructuring losses

* Unusual nonrecurring and nonoperating income or expense items do not affect NOPBT

Capital Charge         =   Capital x 16%

Capital**              =   Operating Capital
                           + Imputed capital value of lease obligations
                           + Total LIFO reserve account
                           - Gain from the sale of assets
                           + Unamortized restructuring losses

** Nonrecurring and nonoperating losses do not affect Operating Capital. There may be adjustments to Operating Capital for strategic investments while they are under construction and up to two additional years subject to approval by the Executive Compensation Committee of the Board.

II.   ALTERNATIVE PAYOUT

An Alternative Payout shall be calculated as follows: the actual percentage payouts earned for the 1999 plan year under the company's Paper Division Incentive Plan, Packaging Division Incentive Plan, Timber and Wood Products Division Incentive Plan, BMDD Incentive Plan, BCOP Incentive Plan, and Trucking Division Incentive Plan shall be averaged (weighted according to the total capital of each respective division). This average payout shall then be multiplied by the ratio each officer's target payout bears to the target payout of key executives in such plans (e.g., VP ratio = 40/24; SVP ratio = 55/24; CEO ratio = 70/24) to arrive at the Alternative Payout percentage. The Alternative Payout may be reduced by the Executive Compensation Committee, in its sole discretion, to any percentage amount (including zero).

Payout under the Plan will be the greater of (1) payout determined under criteria based on economic value added or (2) the Alternative Payout.